UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported): November 4, 2021

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

DE	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Kennedy Blvd. Suite 2500 Tampa, FL	33602
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MOS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Underwriting Agreement

On November 4, 2021, The Mosaic Company (the “Company”) entered into an Underwriting Agreement by and among The Company, Vale S.A. and Vale Fertilizer Netherlands B.V. (the “Selling Stockholders”) and Morgan Stanley & Co. LLC (the “Underwriter”), relating to an underwritten offering (the “Offering”) of 34,176,574 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-260777), filed on November 4, 2021. The Offering was completed on November 9, 2021. Pursuant to the Underwriting Agreement, the Underwriter purchased the Shares at a price of $36.84 per share. The Offering also included the Company’s repurchase of 8,544,144 shares out of the 34,176,574 shares of Common Stock subject to the Offering from the Underwriter at a price per share equal to the price at which the Underwriter purchased the shares from the Selling Stockholders in the Offering, for an aggregate purchase price of approximately $314.8 million, which was pursuant to the Company’s recently announced $1 billion share repurchase authorization. The closing of the share repurchase occurred substantially concurrently with closing of the Offering. The Company did not receive any proceeds from the Offering.

The description of the Underwriting Agreement is qualified in its entirety by the terms of such agreement, which is incorporated herein by reference and attached to this report as Exhibit 1.1.

Vale Directors

In accordance with the Investor Agreement, dated as of January 8, 2018, by and among the Company and the Selling Stockholders (the “Investor Agreement”), the Selling Stockholders designated Oscar P. Bernardes and Luciano Siani Pires for nomination as directors on the Company’s board of directors (the “Board”). Messrs. Bernardes and Siani Pires have served on the Board since 2018.

After the completion of the Offering, the Selling Stockholders no longer beneficially own any Shares, and as a result the Selling Stockholders no longer have the right to designate directors under the Investor Agreement. Pursuant to the Investor Agreement, Messrs. Bernardes and Siani Pires offered their resignations from the Board. However, the Board rejected such resignations, and Messrs. Bernardes and Siani Pires will remain on the Board.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of November 4, 2021, by and among The Mosaic Company, the selling stockholders named in Schedule A thereto and Morgan Stanley & Co. LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: November 9, 2021	By:	/s/ Mark J. Isaacson
	Name:	Mark J. Isaacson
	Title:	Senior Vice President, General Counsel and Corporate Secretary